CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Juma Technology Corp. for the year ended October 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Annual Report on Form 10-KSB of Juma Technology Corp. for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended October 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Juma Technology Corp.

By:	/s/ David Giangano

Name:	David Giangano

Title:	Principal Executive Officer, and Director

Date:	February 9, 2007

By:	/s/ Anthony Fernandez

Name:	Anthony Fernandez

Title:	Principal Financial Officer, and Director

Date:	February 9, 2007